                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       FIDELITY NATIONAL FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                       FIDELITY NATIONAL FINANCIAL, INC.
                       17911 VON KARMAN AVENUE, SUITE 300
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 12, 2000

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of Fidelity National Financial, Inc., a Delaware corporation, will be held on Monday, June 12, 2000, at 10:00 a.m., local time, at The Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612 for the following purposes:

     (1) to elect four directors to serve for the next three years or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

     (2) to approve an amendment to increase the shares available under the 1998 Stock Option Plan;

     (3) to approve an amendment to increase the shares available under the 1991 Stock Option Plan; and

     (4) to transact such other business as may properly come before the Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on May 3, 2000, are entitled to notice of and to vote at the Meeting. All stockholders are cordially invited to attend the Meeting in person.

                                          Sincerely,

                                          /s/ WILLIAM P. FOLEY, II
                                          William P. Foley, II
                                          Chairman of the Board

Irvine, California
May 8, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH OUR SECRETARY, M'LISS JONES KANE, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED TO THE PROXY IF IT IS MAILED IN THE UNITED STATES.

                       FIDELITY NATIONAL FINANCIAL, INC.
                       17911 VON KARMAN AVENUE, SUITE 300
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Fidelity National Financial, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held Monday, June 12, 2000, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at The Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, CA 92612.

     It is anticipated that such proxy, together with this Proxy Statement, will be first mailed on or about May 11, 2000, to all stockholders entitled to vote at the Meeting.

     The Company's principal executive offices are located at 17911 Von Karman Avenue, Suite 300, Irvine, California 92614 and its telephone number at that address is (949) 622-3333.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     Each share has one vote on each matter properly submitted for a vote at the Meeting. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so, at an estimated cost of $10,000 plus out-of-pocket expenses.

     Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting.

     The election inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Abstentions and "broker non-votes" will not affect the outcome of the director elections.

RECORD DATE AND STOCK OWNERSHIP

     Stockholders of record at the close of business on May 3, 2000, are entitled to notice of and to vote at the Meeting. As of May 3, 2000, 66,968,731 of the Company's Common Stock $.0001 par value (the "Common

Stock"), were issued and outstanding. On that date, there were 2,111 stockholders of record. All information in this Proxy Statement has been adjusted for stock splits and dividends.

     The following table sets forth the beneficial ownership as of April 12, 2000, of the Common Stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                                         SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                       ----------------------------------------------
          NAME AND ADDRESS             NUMBER OF SHARES           PERCENT OF TOTAL
          ----------------             ----------------        ----------------------
                                                               (BASED ON OUTSTANDING)
William P. Foley, II.................     5,074,330(1)(2)                7.4%
  3916 State Street, Suite 300
  Santa Barbara, CA 93105
Frank P. Willey......................     1,025,996(2)                   1.5%
  3916 State Street, Suite 300
  Santa Barbara, CA 93105
Leucadia National Corporation........     6,522,124(3)                   9.7%
  315 Park Avenue South
  New York, NY 10010
John Joseph Burns, Jr. ..............        54,338(2)                     *
  375 Park Avenue, Suite 3201
  New York, NY 10152
John F. Farrell, Jr. ................         3,740(2)                     *
  445 Park Avenue, 10th Floor
  New York, NY 10022
Philip G. Heasley....................         7,480(2)                     *
  601 Second Avenue South
  Minneapolis, MN 55391
William A. Imparato..................        58,708(2)                     *
  2901 N. Central Avenue, Suite 1610
  Phoenix, AZ 85012
Donald M. Koll.......................        52,637(2)                     *
  4343 Von Karman Ave.
  Newport Beach, CA 92660
Daniel D. (Ron) Lane.................       140,482(2)                     *
  14 Corporate Plaza, Suite 150
  Newport Beach, CA 92660
General William Lyon.................        20,067(2)                     *
  4490 Von Karman Avenue
  Newport Beach, CA 92660
J. Thomas Talbot.....................        72,057(2)                     *
  24 Corporate Plaza, Suite 100
  Newport Beach, CA 92660
Cary H. Thompson.....................        25,168(2)                     *
  3731 Wilshire Blvd., 10th Flr.
  Los Angeles, CA 90010
Patrick F. Stone.....................       211,875(2)                     *
  17911 Von Karman Ave., #300
  Irvine, CA 92614
Raymond R. Quirk.....................       236,568(2)                     *
  3938 State Street, 2nd Floor
  Santa Barbara, CA 93015
Ronald R. Maudsley...................       149,647(2)                     *
  3938 State Street, 2nd Floor
  Santa Barbara, CA 93105

                                         SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                       ----------------------------------------------
          NAME AND ADDRESS             NUMBER OF SHARES           PERCENT OF TOTAL
          ----------------             ----------------        ----------------------
                                                               (BASED ON OUTSTANDING)
Ernest D. Smith......................       151,012(2)                     *
  3938 State Street, 2nd Floor
  Santa Barbara, CA 93105
Richard Paul Toft....................        40,832(2)                     *
  171 North Clark Street
  Chicago, IL 60601
All directors and officers (25            7,586,729(4)                  10.9%
  persons)...........................

---------------
 *  Represents less than 1%.

(1) Included in this amount are 1,704,949 shares held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole stockholders and 224,646 shares held by Foley Family Charitable Foundation; Mr. Foley is a "controlling person" of the Company.

(2) Includes currently exercisable stock options for Mr. Foley of 150,000 shares under the 1998 Stock Option Plan, 165,000 shares under the 1993 Stock Option Plan, 289,797 shares under the 1991 Stock Option Plan and 1,039,995 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Willey of 30,000 shares under the 1998 Stock Option Plan, 33,000 shares under the 1993 Stock Option Plan, 64,828 shares under the 1991 Stock Option Plan and 222,428 shares under the 1987 Stock Option Plan; includes 1,623 converted Chicago Title Corporation ("Chicago") options for Mr. Burns at $13.1771 per share, 3,740 converted Chicago options at $12.59 and 3,740 converted Chicago options at $10.54; includes 3,740 converted Chicago options at $10.54 for Mr. Farrell; includes for Mr. Heasley 3,740 converted Chicago options at $12.59 and 3,740 converted Chicago options at $10.54 for Mr. Heasley; includes currently exercisable stock options for Mr. Imparato of 5,000 shares under the 1998 Stock Option Plan, 10,980 shares under the 1993 Stock Option Plan and 30,250 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for Mr. Koll of 5,000 shares under the 1998 Stock Option Plan, 7,320 shares under the 1993 Stock Option Plan and 30,250 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for Mr. Lane of 5,000 shares under the 1998 Stock Option Plan, 14,640 shares under the 1993 Stock Option Plan and 30,250 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for General Lyon of 10,500 shares under the 1998 Stock Option Plan; includes currently exercisable stock options for Mr. Talbot for 5,000 shares under the 1998 Stock Option Plan, 14,640 shares under the 1993 Stock Option Plan and 30,250 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Thompson of 5,000 under the 1998 Stock Option Plan, and 20,160 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for Mr. Stone of 44,000 shares under the 1993 Stock Option Plan, 83,389 shares under the 1991 Stock Option Plan and 36,300 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for Mr. Quirk of 76,961 shares under the 1993 Stock Option Plan, 48,348 shares under the 1991 Stock Option Plan and 28,132 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for Mr. Maudsley of 10,000 shares under the 1998 Stock Option Plan, 55,000 shares under the 1993 Stock Option Plan, and 88,258 shares under the 1991 Stock Option Plan; includes currently exercisable stock options for Mr. Smith of 10,000 shares under the 1998 Stock Option Plan, 55,000 shares under the 1993 Stock Option Plan, and 89,723 shares under the 1991 Stock Option Plan; includes 3,740 converted Chicago options at $12.59 and 3,740 converted Chicago options at $10.54 for Mr. Toft.

(3) Based on a Schedule 13D Amendment No. 2 filed by Leucadia National Corporation.

(4) This number includes 2,754,844 currently exercisable stock options for all directors and named executive officers of the Company.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than January 13, 2001, in order that they may be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. The Board of Directors of the Company will determine whether any such proposal will be included in its 2001 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial holder of at least 1% or $1,000 in market value of securities entitled to be vested at the 2001 Annual Meeting and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

     Any stockholder who intends to present a proposal at the next Annual Meeting of the Company's stockholders without requesting the Company to include such proposal in the Company's proxy statement must deliver or mail a notice to the Company's Secretary, together with a brief description of the business desired to be brought before the meeting. To be timely, such notice must be received at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the meeting, if at least 70 days notice or prior public disclosure of the date of the meeting is given or made to the Company's stockholders. If such prior notice or disclosure shall not have been given or made, the stockholder's notice will be timely if received not later than the close of business on the tenth day following the date on which notice of the date of the next annual meeting is mailed or such public disclosure was made. If the stockholder's notice is not timely made, the Company may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred by proxies to be solicited by the Company's Board of Directors and delivered to the Company in connection with such meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Under its Bylaws, the Company may have up to twelve directors. The Board of Directors currently consists of twelve members, four of whom joined the Board on March 20, 2000 as a result of the Company's merger with Chicago Title Corporation -- John Joseph Burns, Jr., John F. Farrell, Jr., Philip G. Heasley, and Richard Paul Toft. Terms of the members of the Board of Directors are for three-year periods and expire as follows:

                                                              EXPIRATION
                                                              ----------
Daniel D. (Ron) Lane........................................     2000
J. Thomas Talbot............................................     2000
John F. Farrell, Jr. .......................................     2000
Philip G. Heasley...........................................     2000
William A. Imparato.........................................     2001
Donald M. Koll..............................................     2001
Cary H. Thompson............................................     2001
General William Lyon........................................     2001
William P. Foley, II........................................     2002
Frank P. Willey.............................................     2002
John J. Burns, Jr...........................................     2002
Richard P. Toft.............................................     2002

NOMINEES

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Four directors, Messrs. Farrell, Heasley, Lane and Talbot, are proposed to be elected at the Meeting for three-year terms expiring in 2003, until their successors have been elected and qualified or until their earlier death, resignation or removal. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Farrell, Heasley, Lane and Talbot, the Company's nominees. In the event that a nominee of the Company is unable or declines to serve as a director at the time of the Meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a director.

 THE BOARD OF DIRECTORS OF FIDELITY NATIONAL FINANCIAL, INC. RECOMMENDS A VOTE
                    "FOR" THE ELECTION OF THE ABOVE NOMINEES

     Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of the stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid and addressed to: Secretary, Fidelity National Financial, Inc., 17911 Von Karman Avenue, Suite 300, Irvine, California 92614, not later than: (i) with respect to any election to be held at an Annual Meeting of Stockholders, 90 days in advance of such Meeting, and (ii) with respect to any election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if elected. The Chairman of a stockholders' meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The names of the director nominees, all directors, and all executive officers, and certain information about them, are set forth below:

                                                                              DIRECTOR
               NAME                 AGE          PRINCIPAL OCCUPATION          SINCE
               ----                 ---          --------------------         --------
William P. Foley, II..............  55     Chairman of the Board and Chief      1984
                                           Executive Officer
Frank P. Willey...................  46     Vice Chairman of the Board           1986
John J. Burns, Jr. ...............  68     Director                             2000
John F. Farrell, Jr. .............  62     Director                             2000
Philip G. Heasley.................  50     Director                             2000
William A. Imparato...............  53     Director                             1986
Donald M. Koll....................  67     Director                             1995
Daniel D. (Ron) Lane..............  65     Director                             1989
General William Lyon..............  77     Director                             1998
J. Thomas Talbot..................  64     Director                             1990
Cary H. Thompson..................  43     Director                             1992
Richard P. Toft...................  63     Director                             2000
Patrick F. Stone..................  52     President and Chief Operating         N/A
                                           Officer
Alan L. Stinson...................  54     Executive Vice President, Chief       N/A
                                           Financial Officer
Andrew F. Puzder..................  49     Executive Vice President, Legal       N/A
Peter T. Sadowski.................  45     Executive Vice President, General     N/A
                                           Counsel
Raymond R. Quirk..................  53     Executive Vice President              N/A
Ronald R. Maudsley................  48     Executive Vice President              N/A
Ernest D. Smith...................  49     Executive Vice President              N/A

                                                                              DIRECTOR
               NAME                 AGE          PRINCIPAL OCCUPATION          SINCE
               ----                 ---          --------------------         --------
William Massey....................  54     Executive Vice President              N/A
Christopher Abbinante.............  49     Executive Vice President              N/A
Brent B. Bickett..................  35     Senior Vice President, Financial      N/A
                                           Operations
Edward J. Dewey...................  54     Senior Vice President                 N/A
M'Liss Jones Kane.................  47     Senior Vice President, Corporate      N/A
                                           Counsel and Corporate Secretary
Gary R. Nelson....................  52     Senior Vice President                 N/A
H. Lee Kolodny....................  32     Senior Vice President, Corporate      N/A
                                           Counsel
Hon Chan..........................  40     Senior Vice President, Assistant      N/A
                                           General Counsel
Patrick Farenga...................  32     Vice President, Treasurer             N/A

WILLIAM P. FOLEY, II

     Mr. Foley is the Chairman of the Board and Chief Executive Officer of the Company and has been since its formation in 1984. Mr. Foley was President of the Company from its formation in 1984 until December 31, 1994. Mr. Foley is also currently serving as Chairman of the Board of CKE Restaurants, Inc., Checkers Drive-In Restaurants, Inc. and Santa Barbara Restaurant Group, Inc. Additionally, he is Co-Chairman of the Board of Directors of Micro General Corporation, and a director of American National Financial, Inc., Fresh Foods, Inc. and Miravant Medical Technologies, Inc.

FRANK P. WILLEY

     Mr. Willey is Vice Chairman of the Company. He served as President and a director of the Company from January 1, 1995 through March 20, 2000. He served as an Executive Vice President and General Counsel of the Company from its formation until December 31, 1994. He has served in various capacities with subsidiaries and affiliates of the Company since joining it in 1984. Mr. Willey is also a director of CKE Restaurants, Inc., Santa Barbara Restaurant Group, Inc., and Ugly Duckling Holdings, Inc.

JOHN JOSEPH BURNS, JR.

     Mr. Burns is the Chief Executive Officer and a Director of Alleghany Corporation and has been since 1992. From 1977 to 1992, he was President and a Director of Alleghany Corporation. He is a director of World Minerals, Inc., Underwriters Reinsurance Co. and Burlington Northern Santa Fe Corporation.

JOHN F. FARRELL, JR.

     Mr. Farrell is Chairman of Automatic Service Company and has been since 1997. From 1985 through 1994 he was Chairman and Chief Executive Officer of North American Mortgage Company. Mr. Farrell was Chairman of Integrated Acquisition Corporation from 1984 through 1989. He was a partner with Oppenheimer and Company from 1972 through 1984.

PHILIP G. HEASLEY

     Mr. Heasley is President and Chief Operating Officer of U.S. Bancorp and has been since July 1999. From 1994 to 1990 he served as Vice Chairman of U.S. Bancorp. From 1990 to 1994 he was Executive Vice President of U.S. Bancorp (formerly First Bank). From 1978 to 1990 he was Senior Vice President of U.S. Bancorp (formerly First Bank). From 1978 through 1987 he held various positions at Citicorp including President and Chief Operating Officer.

WILLIAM A. IMPARATO

     Mr. Imparato has been a director of the Company since December 1986. From June 1990 to December 1993, Mr. Imparato was President of the Company's wholly-owned real estate subsidiary, Manchester

Development Corporation ("Manchester"). Since July 1980, he has been a partner in Park West Development Company, a real estate development firm headquartered in Phoenix, Arizona.

DONALD M. KOLL

     Mr. Koll has been a director of the Company since March 28, 1995. Mr. Koll is Chairman of the Board and Chief Executive Officer of The Koll Company and has been since its formation on March 26, 1962. Mr. Koll is also a director of Koll Real Estate Group, Inc.

DANIEL D. (RON) LANE

     Mr. Lane has been a director of the Company since September 1989. Since February 1983 he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a corporation that consists of several community development and home-building partnerships, all of which are headquartered in Newport Beach, California. Mr. Lane has also served as a director of Hawaiian Airlines, Inc. since January 1990, as a director of Resort Income Investors, Inc. since September 1990 and as Chairman of the Board and Chief Executive Officer of Pro Shot Golf, Inc. since August 1994. He is Vice Chairman of the Board of Directors of CKE Restaurants, Inc.

GENERAL WILLIAM LYON

     General Lyon is Chairman of the Board, President and Chief Executive Officer of William Lyon Homes, Inc. and affiliated companies which are headquartered in Newport Beach, California. In 1989, General Lyon formed Air/Lyon, Inc. which included Elsinore Service Corp. and Martin Aviation located at John Wayne Airport. He has been Chairman of the Board of The William Lyon Company since June 1985.

J. THOMAS TALBOT

     Mr. Talbot has been a director of the Company since December 1990. He was formerly Chairman of the Board and Chief Executive Officer of HAL, Inc. and its subsidiaries Hawaiian Airlines Inc. and West Maui Airport, and served in various executive capacities with those companies until June 1991. Between August 1992 and March 1994, Mr. Talbot was Chairman and Chief Executive Officer of Alliance Bancorp, which was being liquidated. Mr. Talbot has been a general partner of Shaw & Talbot, a real estate investment and development company, since 1975. He was Chairman of Jet America Airlines from 1981 to 1987, when it merged with Alaska Air Group. Mr. Talbot is currently serving as a director of the Hallwood Group, Showbiz Pizza Time, Inc., Koll Real Estate Group, Hemmeter Enterprises, Inc. and the Baldwin Company.

CARY H. THOMPSON

     Mr. Thompson has been a director of the Company since July 1992. Mr. Thompson is currently a Senior Managing Director with Bear Stearns & Co., Inc., Chief Operating Officer and a director of Aames Financial Corporation. Mr. Thompson was a managing director of Nat West Markets from May of 1994 through March of 1995. Mr. Thompson was Senior Vice President and managed the West Coast Financial Institutions Group for Oppenheimer & Co., Inc. from 1989 to May 1994. Prior to that time, he was a partner with the law firm of Manatt, Phelps, Rothenberg and Phillips.

RICHARD PAUL TOFT

     Mr. Toft is currently the Non-Executive Chairman of Alleghany Asset Management, Inc. and has been since April 1, 2000. He was Chairman and Chief Executive Officer of Alleghany Asset Management, Inc. from October of 1995 through April 1, 2000. He served as a Senior Vice President of Alleghany Corporation from March 30, 1990 through October 1995 and in various capacities at Chicago Title Corporation from February 1981 through March 20, 2000, most recently serving as Chairman of the Board. From 1972 through May of 1981 he served as Vice President and Treasurer of Lincoln National Corporation. Mr. Toft is also a director of Peoples Energy Corporation of Chicago.

PATRICK F. STONE

     Mr. Stone was elected President of the Company effective March 20, 2000. He was elected Chief Operating Officer of the Company on March 25, 1997. From May 1995 through March 1997 he was an

Executive Vice President of the Company and President of Fidelity National Title Insurance Company and four other underwriters of the Company. From February 1989 to May 1995 he was President of Fidelity National Title Company of Oregon. He is Co-Chairman of the Board of Micro General Corporation.

ALAN L. STINSON

     Mr. Stinson joined the Company in October 1998 as Executive Vice President, Financial Operations of the Company. Prior to his employment with the Company, Mr. Stinson was Executive Vice President and Chief Financial Officer of Alamo Title Holding Company. From 1968 to 1994, Mr. Stinson was employed by Deloitte & Touche, LLP. He was a partner with Deloitte & Touche, LLP from 1980 to 1994.

ANDREW F. PUZDER

     Mr. Puzder is Executive Vice President, Legal of the Company and has been since March 2000, and has served in various capacities including Executive Vice President and General Counsel since 1995. He has been Executive Vice President, General Counsel and Secretary of CKE Restaurants, Inc. since February 1997. Mr. Puzder also serves as Chief Executive Officer of SBRG, where he has been since August 1997. From March 1994 to December 1994, he was a partner with the law firm of Stradling Yocca Carlson & Rauth. Prior to that, he was a partner with the law firm of Lewis, D'Amato, Brisbois & Bisgard, from September 1991 through March 1994, and he was a partner of the Stolar Partnership from February 1984 through September 1991. Mr. Puzder is a member of the Board of Directors of SBRG, Fresh Foods, Inc., Aspeon, Inc. and Checkers.

PETER T. SADOWSKI

     Mr. Sadowski joined the Company on January 4, 1999 as Executive Vice President and General Counsel. Prior to joining the Company, Mr. Sadowski was a partner with Goldberg, Katz, Sadowski & Stansen, PC, a law firm located in St. Louis, Missouri. Before joining the above firm in 1996, Mr. Sadowski was a partner with the Stolar Partnership, a law firm located in St. Louis, Missouri.

RAYMOND R. QUIRK

     Mr. Quirk has been an Executive Vice President of the Company since March 20, 2000. He was a Vice President of the Company from June 1993 to March 20, 2000, and has been an Executive Vice President and a Regional Manager of Fidelity National Title Insurance Company since August 1991. Mr. Quirk has been employed by Fidelity National Title Insurance Company in other management positions since November 1987.

RONALD R. MAUDSLEY

     Mr. Maudsley has been an Executive Vice President of the Company since March 20, 2000. He was a Vice President of the Company from June 17, 1998 to March 20, 2000. Mr. Maudsley serves as Regional Manager for all agency operations nationwide. Mr. Maudsley joined Fidelity National Title Insurance Company in 1988 as an Executive Vice President.

ERNEST D. SMITH

     Mr. Smith has been an Executive Vice President of the Company since March 20, 2000. He was a Vice President of the Company from June 17, 1998 to March 20, 2000. He is currently responsible for the seven divisions encompassing FlexNet (bundled services): Fidelity National Lender Division; Fidelity National Credit Services; Fidelity National Flood, Inc.; Fidelity National Tax Services; Nationwide Document and Recording; Fidelity National Foreclosure Services (Trustee Sales Guarantee, Agency Sales and Posting); and Fidelity National Appraisal. Mr. Smith serves as Regional Manager for all Title and Escrow Operations in Southern California. Mr. Smith joined Fidelity National Title Insurance Company in 1987 as President of its San Francisco Division.

WILLIAM MASSEY

     Mr. Massey has been Executive Vice President of the Company since March 20, 2000. He has held various positions at the trust and underwriters subsidiary level since April 12, 1989.

CHRISTOPHER ABBINANTE

     Mr. Abbinante has been Executive Vice President of the Company since March 20, 2000. He was the Senior Vice President of the Company since March 20, 2000. He was the Senior Vice President and Manager of the Eastern Division of Chicago Title from April 25, 1989 to March 20, 2000, and has held various executive positions at Chicago's trust and underwriter subsidiaries since July 1, 1991.

BRENT B. BICKETT

     Mr. Bickett was appointed Senior Vice President, Corporate Finance of the Company in January 1999. He also serves as the Senior Vice President, Corporate Finance for Santa Barbara Restaurant Group, Inc. From August 1990 until January 1999, Mr. Bickett was a member of the Investment Banking Division of Bear, Stearns & Co., Inc., serving since 1997 as a Managing Director of that firm's real estate, gaming, lodging and leisure group.

EDWARD DEWEY

     Mr. Dewey has been a Senior Vice President of the Company since March 20, 2000. He has served in various capacities at Fidelity National Title Insurance Company including Banking Administration and Executive Officer to the Chairman of the Board from May 1993 to March 20, 2000.

M'LISS JONES KANE

     Ms. Kane has been Senior Vice President, Corporate Counsel and Corporate Secretary since March 17, 1999. From September 15, 1997 to March 17, 1999 she was Senior Vice President, General Counsel and Corporate Secretary of the Company. She joined the Company in March 1995 as a Senior Vice President and Corporate Counsel of the Company and became Corporate Secretary in April 1995 serving in these capacities until September 15, 1997. Prior to that she was with the ICN Pharmaceuticals, Inc. group of companies from March 1990 as Vice President, General Counsel and Secretary of ICN Biomedicals, Inc. and subsequently became Vice President, General Counsel and Secretary of SPI Pharmaceuticals, Inc.

GARY R. NELSON

     Mr. Nelson has been a Senior Vice President of the Company since March 20, 2000. He was a Vice President of the Company from September 26, 1994 to March 20, 2000. From August 1993 to September 1994 he was Chief Financial Officer of World Title Company. From May 1991 to July 1993 Mr. Nelson was Senior Vice President of Mergers and Acquisitions of the Company. From January 1988 to May 1991 he was a Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Nelson is a certified public accountant.

H. LEE KOLODNY

     Mr. Kolodny has been Senior Vice President, Corporate Counsel since February 2000. From October 1994 to February 2000, Mr. Kolodny was an associate with Stradling Yocca Carlson & Rauth.

HON CHAN

     Mr. Chan has been Senior Vice President, Regulatory Counsel of the Company since April 1, 2000. Prior to that date he was a staff attorney at the California Department of Insurance for 15 years. He was Senior Staff Counsel in the Corporate Affairs Bureau from January 1992 to January 1999 when he became Senior Staff Counsel in the Conservation and Liquidation Bureau of the Legal Division.

PATRICK FARENGA

     Mr. Farenga has been Vice President, Treasurer of the Company since April 26, 2000. He held various positions at Chicago Title from July 1996 to April 25, 2000, including Manager, Treasury Analysis, and Assistant Vice President and Business Unit Controller, Real Estate Services. Mr. Farenga is a certified public accountant.

                                   PROPOSAL 2

       APPROVAL OF THE AMENDMENT TO THE FIDELITY NATIONAL FINANCIAL, INC.
                           1998 STOCK INCENTIVE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the Fidelity National Financial, Inc. 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares of Common Stock which may be granted under the 1998 Plan from an aggregate of 2,900,000 to an aggregate of 4,900,000 (the "1998 Plan Amendment"). The Board of Directors believes that the 1998 Plan is necessary to enhance the ability of the Company or an Affiliated Company (as defined in the 1998 Plan) to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts and successful conduct and development of the business of the Company or an Affiliated Company largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. The issuance of the newly authorized shares of Common Stock as stock options will, upon exercise by the holder, have a dilutive effect on our outstanding shares of Common Stock.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Amendment. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at he meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF AMENDMENT

DESCRIPTION OF THE PLAN

     The following description of the principal features of the 1998 Plan, as amended by the 1998 Plan Amendment, (subject to stockholder approval), is qualified in its entirety by reference to the text of the 1998 Plan, a restated copy of which is attached to this Proxy Statement as Appendix A.

     The 1998 Plan currently authorizes up to 1,300,000 shares of Common Stock, plus, an additional 200,000 shares of Common Stock on the date of each annual meeting of stockholders of the Company for the next eight years, for issuance under the terms of the Plan. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain others similar changes in the capital structure of the Company. The 1998 Plan provides for grants of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and rights to purchase shares of Common Stock ("Purchase Rights"). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its Affiliated Companies, non-employee directors and officers, consultants and other service providers; provided, however, that no such nonqualified stock options or Purchase Rights granted to prospective employees shall vest before the employee first performs services for the Company or its Affiliated Companies. All of the Company's employees and non-employee directors are eligible to participate in the Plan.

     The Board of Directors, or a committee consisting of three or more members of the Board of Directors, administers the Plan (the "Compensation Committee"). The Compensation Committee has full power and authority to interpret the Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the Plan, and adopt, amend and rescind rules relating to the Plan. The term of options may not exceed 10 years from the date of grant. The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no minimum purchase price for shares of Common Stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Compensation Committee. The maximum number of shares for which options or Purchase Rights may be granted to any one person during any one calendar year under the Plan is 300,000 and in no event shall the aggregate number of shares subject to incentive stock options exceed 4,900,000 (assuming stockholder approval of this Proposal 2). The aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

     The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by check, by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Compensation Committee, by the cancellation of indebtedness of the Company to the optionee or purchase, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the Plan may be made by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or any combination of the foregoing methods of payment.

     Except as otherwise provided by the Compensation Committee, neither options nor Purchase Rights granted under the Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by the Company, and therefore these shares may not be sold, assigned, pledged or transferred until such time as the Company no longer has the right to reacquire any such shares.

     In the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%) or other change in the corporate structure of the Company while the Plan is in effect, appropriate adjustments shall be make by the Board of Directors to the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and restricted shares in order to preserve, but no to increase, the benefits to persons then holding incentive options, nonqualified options or restricted shares.

     In the event of a Change of Control (as defined below) of the Company, the time period relating to the exercise or realization of all outstanding options and Purchase Right shall automatically accelerate immediately prior tot he consummation of such Change of Control. For purposes of the Plan, "Change in Control" means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the

Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

     The Board of Directors may alter, amend, suspend or terminate the Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option or Purchase Right may not be effected without such person's consent. Unless sooner terminated by the Board of Directors, the Plan will terminate on March 31, 2008.

     It is not possible to determine the number of options or Purchase Rights that may be granted to any individual under the Plan. Such selections and determinations shall be made by the Compensation Committee of the Board of Directors.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The summary of United States federal income tax consequences set forth below is intended for general information only and should not be relied on as being a complete statement. State and local tax consequences are not discussed, and may vary from locality to locality.

     Incentive Stock Options. An employee will not realize taxable income on an incentive stock option when that option is granted or when that option is exercised; however, the amount by which the fair market value of the stock at the time of exercise exceeds the option price generally will be included in the employee's alternative minimum taxable income on the date of exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. Gain or loss realized by an optionee on the sale of the stock issued upon exercise of an incentive stock options is taxable as long-term capital gain or loss, and no tax deduction is available to the Company, unless the optionee disposes of the stock in a "disqualifying disposition." A disqualifying disposition of the stock includes any sale, exchange, gift or other transfer of the stock within two years after the date of grant of the option or within one year after the date of exercise, except that it does not include transfers pursuant to certain tax-free reorganizations and exchanges, transfers between spouses or incident to divorce, transfers into the name of the optionee and another person as joint tenants, transfers from a decedent to an estate, transfers by will or inheritance upon the optionee's death, or a mere pledge or hypothecation of the stock. Upon a disqualifying disposition of the stock, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the date of exercise, or (ii) the amount realized on a sale or exchange of the stock. Subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. Additionally, if the amount realized on a sale or exchange of the stock is greater than or less than the fair market value of the stock on the date of exercise, the difference will be taxed as capital gain or loss.

     Nonqualified Stock Options. A participant will not realize taxable income on a nonqualified stock option when that option is granted, nor will the Company be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction on the date of exercise equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. An optionee's basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

     Purchase Rights. A participant will not realize taxable income on the receipt of restricted stock pursuant to a Purchase Right until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed on the date of receipt. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income on the date of receipt in an amount equal to the difference between the price paid for the stock and the fair market value of such stock on the date of receipt. If repurchase rights are retained by the Company and no Section 83(b) election is made, the participant will recognize ordinary income on each date that the Company's repurchase rights lapse as to any shares of stock (i.e. on each date that any shares of stock vest) in an amount equal to the difference between the purchase price paid for such shares and the fair market value of such shares on the date that they vest. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date that the participant recognizes ordinary income equal to the amount of ordinary income recognized by the participant on such date, provided certain reporting requirements are met. A participant's basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the purchase price paid for the stock plus any ordinary income recognized on receipt or vesting of the stock.

INCOME TAX WITHHOLDING

     The Plan grants the Company the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local tax withholding requirements with respect to any options exercised or restricted stock issued under the Plan. To the extent permissible under applicable tax, securities, and other laws, the Compensation Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

                                   PROPOSAL 3

             APPROVAL OF AN AMENDMENT TO THE 1991 STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval, and amendment to the Company's 1991 Stock Option Plan (the "1991 Plan") to increase the number of shares of Common Stock which may be granted under the 1991 Plan from an aggregate from an aggregate of 4,456,000 to an aggregate of 5,456,000 (the "1991 Plan Amendment")

     On March 19, 1991, the Company's Board of Directors approved the 1991 Plan. The 1991 Plan was ratified by the stockholders of the Company in July 1992. The 1991 Plan provides for the award by the Company of options to purchase Common Stock to certain executives, key employees and branch managers of the Company and its subsidiaries. The purpose of the 1991 Plan is to attract, retain and reward key employees and to provide incentives to those persons to improve operations and increase profits. Individuals to whom options are granted may reduce the exercise price of such options by electing to defer a portion of their annual bonuses which would otherwise be payable in cash.

     The 1991 Plan is administered on behalf of the Company by a committee appointed by the Board of Directors of the Company. The committee has discretion with respect to the grant of options and certain other aspects of the 1991 Plan. The Committee is composed of non-employee directors of the Company who are not eligible to participate in the 1991 Plan.

     The exercise price for individual options may be less than the fair market value of the shares on the date of grant to reflects the value of a participant's deferred bonus and may be further reduced by the committee to encourage participants to hold their option longer. Exercise prices for individual options are based upon the amount of deferred bonus contributed to the 1991 Plan by or on behalf of the participant and the length of time that the option is held by the participant. The longer the participant holds the option, the lower the exercise price will be. Expiration dates and other material conditions upon which the options may be exercised are determined by the committee at the time of grant of each option, but no option may be granted more than ten years after adoption of the 1991 Plan, nor exercised more than twelve years after the date of grant.

     When a given option is exercised, the Company will receive less than the market price of the Company's Common Stock on the effective date of grant, to take into account the amount of the deferred bonus contributed by the participant, and the amount by which the exercise price has decreased since the grant of the option. The 1991 Plan is not designed to provide any federal income tax benefits to participants.

     There were originally 750,000 shares of Common Stock reserved for issuance under the 1991 Plan. At the 1993 meeting, the stockholders approved an amendment to the 1991 Plan increasing the number of shares to 1,275,000. At the 1994 meeting, the stockholders approved an amendment to the 1991 Plan increasing the number of shares to 1,775,000. At the 1996 meeting, the stockholders approved an amendment to the 1991 Stock Option Plan which included an anti-dilution provision providing that if the number of issued shares of Common Stock of the Company changed, the options would be kept whole. In June 1998, the shareholders amended the 1991 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,275,000 shares to a total of 4,050,000. Based on a subsequent split the number of shares reserved for issuance under the Plan is currently 4,456,000.

     Management strongly believes the 1991 Plan offers a strong incentive for key managers to participate in the ownership of the Company through the investment of their bonuses in Company options. As a result of the merger, the number of key employees has doubled thereby necessitating an increase in the shares available under the Plan. The Board of Directors also believes that in order for the Company to attract and retain qualified employees, it is necessary to provide a plan whereby employees can use their bonuses to purchase Company shares through options provided for pursuant to the 1991 Plan. Stockholders are being asked to approve the amendment to increase the number of shares of Common Stock reserved for issuance under the 1991 Plan at the Annual Meeting by 1,000,000 shares to 5,456,000 shares.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT

     Approval of a majority of the shares of common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 1991 Plan Amendment. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at he meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE " FOR" APPROVAL OF
                                   AMENDMENT.

DESCRIPTION OF THE PLAN

     The following description of the principal features of the 1991 Plan, as amended by the 1991 Plan Amendment, (subject to shareholder approval), is qualified in its entirety by reference to the text of the 1991 Plan, a restated copy of which is attached to this Proxy Statement as Appendix B. The 1991 Plan authorizes up to 5,456,000 shares of Common Stock for issuance under the terms of the 1991 Plan. The 1991 Plan is subject to adjustment in the event of stock splits, stock dividends or certain other changes in the capital structure of the Company.

     The Board of Directors, or a committee consisting of three or more members of the Board of Directors, administers the 1991 Plan (the "Compensation Committee"). The Compensation Committee has full power and authority to interpret the 1991 Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 1991 Plan, and adopt, amend and rescind rules relating to the 1991 Plan. The term of options may not exceed 12 years from the date of grant.

     Options are granted at market less an amount reflecting the application of the optionees deferred bonus. The Compensation Committee may in its discretion, provide further reductions in the option price during the option term.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     Nonqualified Stock Options. A participant will not realize taxable income on a nonqualified stock option when that option is granted, nor will the Company be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction on the date of exercise equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. An optionee's basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1999, 1998 and 1997 for the Company's Chief Executive Officer and the four most highly compensated current executive officers whose salary and bonus exceeded $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                     -------------------------------------------------------
                                                                                 LONG TERM
                                                                   OTHER        COMPENSATION
                                                                   ANNUAL         AWARDS-        ALL OTHER
                                                    BONUS       COMPENSATION     OPTIONS($)     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    SALARY($)      ($)(1)          (2)          (1)(3)(4)         ($)(5)
---------------------------  ----    ---------    ----------    ------------    ------------    ------------
William P. Foley, II.......  1999    $600,000     $  392,940      $187,139        $ 98,235        $46,870
  Chairman of the Board      1998     600,000      1,954,281       119,827         195,376         13,682
  and Chief Executive
  Officer                    1997     600,000      1,380,754        88,215         187,000         35,986
Patrick F. Stone...........  1999     390,629        187,470            --          19,647         24,375
  President and Chief        1998     325,000        586,284            --          53,113             --
  Operating Officer          1997     318,750        408,226            --          40,004         22,500
Raymond R. Quirk...........  1999     268,750        197,176         6,000          49,294         10,000
  Executive Vice President   1998     212,500        293,142         6,000         120,762         15,250
                             1997     190,000        195,675         6,000          48,919             --
Ronald R. Maudsley.........  1999     268,750        193,176         6,000         177,458         15,000
  Executive Vice President   1998     212,500        286,142         6,000         263,828         13,875
                             1997     190,000        193,675         6,000         193,675             --
Ernest D. Smith............  1999     268,750        192,176         6,000         118,306         15,000
  Executive Vice President   1998     212,500        293,142         6,000         116,571         11,250
                             1997     212,500        195,675         6,000         119,675         13,875

---------------
(1) Consists of cash bonuses in the years paid or deferred to reduce the exercise price of stock options granted to the above-noted key employees to less than fair market value of the common stock at the date of grant, pursuant to the Company's 1991 Stock Option Plan. Bonuses were awarded during the year following the fiscal year to which the bonuses relate, based on an evaluation by the Compensation Committee of the Board of Directors. The amount of deferred bonuses included in this column for 1999, 1998 and 1997, the most recent three years for which the options were granted, are as follows: (i) Mr. Foley: $98,235 -- 1999 bonus; $195,428 -- 1998 bonus and
    $138,075 -- 1997 bonus; (ii) Mr. Stone: $19,647 -- 1999 bonus;
    $58,628 -- 1998 bonus and $41,423 -- 1997 bonus; (iii) Mr. Quirk:
    $19,647 -- 1999 bonus; no bonus deferred 1998 and $48,919 -- 1997; (iv) Mr.
    Maudsley: $177,458 -- 1999 bonus; $263,828 -- 1998 bonus; and
    $193,675 -- 1997 bonus; (v) Mr. Smith: $118,306 -- 1999 bonus;
    $116,571 -- 1998 bonus and $195,675 -- 1997 bonus.

(2) Certain incidental perquisites or other personal benefits for executive officers of the Company (not otherwise disclosed in this Proxy Statement) may result from expenses incurred by the Company or its subsidiaries in the interest of attracting and retaining qualified personnel. Except for Mr. Foley, the incremental cost to the Company and its subsidiaries of providing such incidental perquisites or other personal benefits for executive officers named in the Summary Compensation Table, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in fiscal 1998 for the named executive officer. Other Annual Compensation for Mr. Foley included the cost of (i) a Company provided automobile -- $9,000 in 1999; $9,000 in 1998 and $9,000 in 1997 and (ii) tax and financial planning advice provided by third parties to Mr. Foley and Folco Development Corporation and personal use of Company assets by Mr. Foley and Folco Development Corporation -- $87,139 in 1999, $110,826.95 in 1998 and $79,215
    in 1997.

(3) The number of options granted per year in this column for 1999, 1998 and 1997, the three-year period in which the options were granted, are as follows: (i) Mr. Foley: 1999 grant -- 150,000 options granted under the 1998 Stock Option Plan and 39,086 options granted under the 1991 Stock Option Plan; 1998 grant -- 165,000 options granted under the 1993 stock option plan and 30,376 options granted under the

    1991 stock option plan; and 1997 grant -- 165,000 options granted under the 1987 Stock Option Plan and 22,000 options granted under the 1991 Stock Option Plan; (ii) Mr. Stone: 1999 grant -- 60,000 options granted under the 1998 Stock Option Plan and 11,726 options granted under the 1991 Stock Option Plan; 1998 grant -- 44,000 options granted under the 1993 Stock Option Plan and 9,113 options granted under the 1991 Stock Option Plan; and 1997 grant -- 33,000 options granted under the 1987 Stock Option Plan and 7,004 options granted under the 1991 Stock Option Plan; (iii) Mr. Quirk:
    1999 grant -- 10,000 options granted under the 1998 Stock Option Plan; 1998 grant -- 110,000 options granted under the 1993 Stock Option Plan and 10,762 options granted under the 1991 Stock Option Plan; and 1997 grant -- 18,150 options granted under the 1987 Stock Option Plan; (iv) Mr. Maudsley: 1999 grant -- 10,000 options granted under the 1998 Stock Option Plan and 52, 766 options granted under the 1991 Stock Option Plan; 1998 grant -- 110,000 options granted under the 1993 Stock Option Plan and 43,608 options granted under the 1991 Stock Option Plan; and 1997 grant -- 18,150 options granted under the 1987 Stock Option Plan and 15,125 options granted under the 1991 Stock Option Plan; (v) Mr. Smith: 1999 grant -- 10,000 options granted under the 1998 Stock Option Plan and 23,314 options granted under the 1991 Stock Option Plan; 1998 grant -- 110,000 options granted under the 1993 Stock Option Plan and 43,048 options granted under the 1991 Stock Option Plan; and 1997 grant -- 18,150 options granted under the 1991 Stock Option Plan.

(4) The Company does not have any long-term incentive plans or compensation plans pursuant to which stock appreciation rights or restricted stock is awarded to officers or directors. The number of options granted in 2000 for fiscal year 1999 to the named executives, which are not included in the table, are as follows: under the 1991 Stock Option Plan (i) Mr.
    Foley -- 19,647 shares; (ii) Mr. Stone -- 3,929 shares; (iii) Mr.
    Quirk -- 9,859 shares; (iv) Mr. Maudsley -- 35,492 shares; and (v) Mr. Smith -- 23,661 shares; and under the 1998 Stock Option Plan (i) Mr.
    Foley -- 150,000 shares; (ii) Mr. Stone -- 75,000 shares; (iii) Mr.
    Quirk -- 30,000 shares; (iv) Mr. Maudsley -- 30,000 shares, and (v) Mr. Smith -- 30,000 shares.

(5) Includes Company cash contributions to the Employee Stock Purchase Plan on behalf of the individuals named in the Summary Compensation Table. All Other Compensation for Mr. Foley also includes imputed income of $1,687 for 1999; $1,466 for 1998; and $1,157 for 1997 respectively, from a joint life split dollar insurance policy.

OFFICER AND DIRECTOR LOANS

     The Board of Directors adopted an Employee and a Director Stock Purchase Loan Program. The Employee Plan authorized an aggregate amount of $7,900,000 be authorized to make loans to key employees to purchase shares of the Company's Common Stock through open market purchases or in privately negotiated transactions. The Director Plan authorized an aggregate amount of $750,000 to make loans to outside directors to purchase shares of the Company's Common Stock through open market purchases or in privately negotiated transactions. The loans are at an interest rate of 5% for a term of five years immediately callable in the event of termination of employment or resignation as a director, as the case may be.

     At December 31, 1999, the following named executives who participated in the Employee Plan had the following outstanding balances: William P. Foley, II -- $3,000,000; Alan L. Stinson -- $200,000; Frank P. Willey -- $350,000;
Patrick F. Stone -- $500,000; Andrew F. Puzder -- $250,000; Randall Quirk -- $300,889; Peter Sadowski -- $50,000; Ronald R. Maudsley -- $350,000; and Ernest
D. Smith -- $350,000.

     At December 31, 1999, the following directors who participated in the Director Plan had the following outstanding balances: William A.
Imparato -- $150,000; Donald M. Koll -- $150,000; Ronald Lane -- $150,000;
General William Lyon -- $150,000; and J. Thomas Talbot -- $150,000.

OPTION GRANTS

     The following table provides information as to options to purchase common stock granted to the named individuals during 1999 pursuant to the Company's 1998 and 1991 Stock Option Plans. The Company does not currently grant stock appreciation rights to officers or directors.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL
                                                                                                   REALIZABLE VALUE
                                            PERCENT                                                   AT ASSUMED
                                            OF TOTAL                                                ANNUAL RATES OF
                              NUMBER OF     OPTIONS                                                   STOCK PRICE
                              SECURITIES   GRANTED TO    MARKET                                    APPRECIATION FOR
                              UNDERLYING   EMPLOYEES    PRICE AT    EXERCISE OR                       OPTION TERM
                               OPTIONS     IN FISCAL    DATE OF    BASE PRICE(1)   EXPIRATION   -----------------------
            NAME              GRANTED(#)      YEAR       GRANT        ($/SH)          DATE        5%($)        10%($)
            ----              ----------   ----------   --------   -------------   ----------   ----------   ----------
                                                1998 STOCK OPTION PLAN
William P. Foley, II........   150,000         8.6%     $14.625       $14.625      03/22/09     $1,379,637   $3,496,272
Patrick F. Stone............    60,000        3.45%      14.625        14.625      03/22/09        551,855    1,398,509
Raymond R. Quirk............    10,000        0.58%      14.625        14.625      03/22/09         91,975      223,084
Ronald R. Maudsley..........    10,000          (2)      14.625        14.625      03/22/09         91,975      223,084
Ernest D. Smith.............    10,000          (2)      14.625        14.625      03/22/09         91,975      223,084
                                                1991 STOCK OPTION PLAN
William P. Foley, II........    39,086         2.3%     $14.625       $ 9.275      03/22/11     $  615,163   $1,268,412
Patrick F. Stone............    11,726          (2)      14.625         9.275      03/22/11        184,552      380,530
Ronald R. Maudsley..........    52,766        3.04%      14.625         9.275      03/22/11
Ernest D. Smith.............    23,314        1.34%      14.625         9.275      03/22/11        366,932      756,582
                                       TOTAL -- 1998 AND 1991 STOCK OPTION PLANS
William P. Foley, II........   189,086        10.9%     $14.625       $ 9.275-     03/22/09 -   $1,994,800   $4,764,684
                                                                       14.625       03/22/11
Patrick F. Stone............    71,726         4.1%      14.625         9.275-     03/22/09 -      736,407    1,779,039
                                                                       14.625       03/22/11        91,975      223,084
Raymond R. Quirk............    10,000          (2)      14.625        14.625      03/22/11        548,170    1,460,055
Ronald R. Maudsley..........    62,766        3.63%      14.625         9.275-     03/22/99 -      640,146    1,663,140
                                                                       14.625       03/22/11
Ernest D. Smith.............    33,314         1.9%      14.625         9.275-     03/22/99 -      458,908      989,666
                                                                       14.625       03/22/11

---------------
(1) The options granted in 1999 under the 1991 Stock Option Plan were granted at an exercise price of $14.625 to key employees of the Company who applied deferred bonuses expensed in 1998 (see (1) of Summary Compensation Table) to the exercise price, thereby reducing such price to $9.275 per share if exercised within the first year of grant. The exercise price of these options decreases approximately $0.35 per year through March 22, 2004, and $0.22 per share from March 23, 2005, through March 23, 2010, at which time the exercise price will be $6.525. The options granted in 1999 under the 1998 Stock Option Plan were granted at an exercise price of $14.625.

(2) Represents less than 1%

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table summarizes information regarding exercises of stock options by the named individuals during 1999 and unexercised options held by them as of December 31, 1999. The Company did not reprice any existing options during the last completed fiscal year.

                       AGGREGATED STOCK OPTION EXERCISES
             IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF              VALUE OF
                                                                     UNEXERCISED            UNEXERCISED
                                                                     OPTIONS AT            IN-THE-MONEY
                                                                       FY-END            OPTIONS AT FY-END
                            SHARES ACQUIRED    VALUE REALIZED      (#) EXERCISABLE       ($) EXERCISABLE/
           NAME               EXERCISE(#)           ($)          UNEXERCISABLE(1)(2)    UNEXERCISABLE(1)(2)
           ----             ---------------    --------------    -------------------    -------------------
William P. Foley, II......           0            $     --       1,475,145/150,000         $7,420,619/0
Patrick F. Stone..........      34,188             119,658         159,760/25,812             692,799/0
Raymond R. Quirk..........           0                  --         116,082/92,500             548,056/0
Ronald R. Maudsley........           0                  --         80,266/82,500               13,191/0
Ernest D. Smith...........           0                  --         93,832/92,500              118,901/0

---------------
(1) Number of exercisable shares and corresponding values relate to options granted under the 1998, 1993, 1991 and 1987 Stock Option Plans. The exercise price varies based upon the exercise price at the time of grant and the amount of deferred bonus applied by the officer to reduce the exercise price. See Summary Compensation Table above. The value of unexercised options at year-end is calculated as the difference between the market value of the underlying security, $14.375 per share, and the exercise price of the option at year-end, less the bonus deferral. The exercise prices of the options at year-end were as follows: (i) Mr. Foley -- options to purchase 150,000 shares at $14.625 per share under the 1998 Plan; 165,000 shares at $24.2618 per share under the 1993 plan; options to purchase 39,086 shares at $9.275 per share, options to purchase 8,784 shares at $2.6296 per share, options to purchase 30,746 shares at $5.1226 per share, options to purchase 46,119 shares at $6.4203 per share, options to purchase 62,888 shares at $2.5073 per share, options to purchase 30,376 shares at $19.3981 per share and options to purchase 24,200 shares at $5.7231 per share under the 1991 plan; and options to purchase 219,615 shares at $6.9155 per share, options to purchase 219,615 shares at $9.4773 per share, and options to purchase 219,615 shares at $10.4164 per share, options to purchase 199,650 shares at $9.579 per share and options to purchase 181,500 shares at $10.4336 per share under the 1987 plan; (ii) Mr. Stone -- options to purchase 60,000 shares at $14.625; options to purchase 44,000 shares at $24.2618 per share under the 1993 Stock Option Plan; options to purchase 11,726 shares at $9.275 per share, 3,929 shares at $6.75 per share, and 6,432 shares at $5.1091 per share, options to purchase 2,928 shares at $2.6296 per share, options to purchase 41,557 shares at $6.4203 per share, options to purchase 9,113 shares at $19.3981 per share, options to purchase 7,704 shares at $5.4339 per share under the 1991 Stock Option Plan; and options to purchase 36,300 shares at $10.4336 per share under the 1987 Stock Option Plan; (iii) Mr. Quirk -- options to purchase 10,000 shares at $14.625 per share under the 1998 Stock Option Plan, 110,000 shares at $24.2618 per share and options to purchase 21,961 shares at $6.9155 per share under the 1993 Stock Option Plan; options to purchase 9,427 shares at $2.5073 per share, options to purchase 7,320 shares at $5.1226 per share, options to purchase 10,980 shares at $6.4203 per share and options to purchase 10,762 shares at $19.3981 per share under the 1991 Stock Option Plan; and options to purchase 9,982 shares at $9.5791 per share and options to purchase 18,150 shares at $10.4336 per share under the 1987 Stock Option Plan; (iv) Mr.
    Maudsley -- options to purchase 10,000 shares at $14.625 per share under the 1998 Stock Option Plan; options to purchase 110,000 options at $24.2618 under the 1993 Stock Option Plan; options to purchase 42,608 options at $19.3981 and options to purchase 52,766 shares at $9.275 per share under the 1991 Stock option plan; and (v) Mr. Smith -- options to purchase 10,000 options at $14.625 under the 1998 Stock Option Plan; options to purchase 110,000 options at $24.2618 under the 1993 Stock Option Plan; options to purchase 43,048 options at $19.3981, options to purchase 23,314 shares at $9.275 per share under the 1991 Stock Option Plan.

(2) Number of unexercisable shares and corresponding value relate to options granted under the Company's 1998, 1993 and 1991 Stock Option Plans. The value of these unexercisable options represents the difference between the year-end market value of the underlying security of $14.375 per share and the option grant price.

EMPLOYMENT AGREEMENTS

     The Company entered into a five-year employment agreement (the "Agreement") with its Chairman and Chief Executive Officer, Mr. Foley, effective March 20, 2000, replacing an agreement due to expire March 31, 2001. His minimum annual base salary is $950,000. The Agreement includes other compensation and executive fringe benefits, including an annual merit bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Foley to terminate this agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (as defined in the agreement as a change in control) or if Mr. Foley's employment is terminated following a change of control due to a breach of this Agreement then he shall receive (i) his salary through the date of termination,
(ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater number of years remaining in the term of employment, including partial years, or 3 years, (iii) immediate vesting of all options not vested at the date of termination, (iv) maintenance of all benefit plans and programs for Mr. Foley for the greater of 3 years or the number of years (including partial years) remaining in the Agreement. The Company obtained a covenant from Mr. Foley that he will not compete with the Company or disclose its trade secrets both during employment or in the event the agreement ends or Mr. Foley's employment is terminated. The Agreement allows the Company to terminate Mr. Foley upon written notice without cause with terms specified in the Agreement. Upon Mr. Foley's death, his estate will receive a payment in the amount of the minimum annual base salary for the remainder of the Agreement. Upon incapacity or disability for a continuous period of nine months, the Company may terminate the employment contract with Mr. Foley upon payment of an amount equal to his minimum annual base salary, without offset for the remainder of the Agreement.

     The Company entered into a three year employment agreement with Patrick F. Stone effective March 20, 2000. The Agreement provides for a minimum base salary of $750,000 which may be increased at the discretion of the Compensation Committee of the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Stone to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the agreement as a change in control) or if Mr. Stone's employment is terminated following a change in control due to a breach of this Agreement then he shall receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2,
(iii) maintenance of all benefit plans and programs for Mr. Stone for the number of 2 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a three-year employment agreement with Frank P. Willey effective March 20, 2000. The agreement provided for a minimum base salary of $300,000 which may be increased at the discretion of the Compensation Committee of the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Willey to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the Agreement as a change in control) or if Mr. Willey's employment is terminated following a change in control due to a breach of this Agreement then he shall receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, (iii) maintenance of all benefit plans and programs for Mr. Willey for the number of 2 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a three-year employment agreement with Andrew F. Puzder effective March 20, 2000. The agreement provided for a minimum base salary of $425,000 which may be increased at the discretion of the Compensation Committee of the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Puzder to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the Agreement as a change in control) or if Mr. Puzder's employment is terminated following a change in control due to a breach of this Agreement then he shall receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2,
(iii) maintenance of all benefit plans and programs for Mr. Puzder for the number of 2 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a three-year employment agreement with Raymond R Quirk effective March 20, 2000. The agreement provided for a minimum base salary of $400,000 which may be increased at the discretion of the Compensation Committee of the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Quirk to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the Agreement as a change in control) or if Mr. Quirk's employment is terminated following a change in control due to a breach of this Agreement then he shall receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2,
(iii) maintenance of all benefit plans and programs for Mr. Quirk for the number of 2 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a three-year employment agreement with Ernest D. Smith effective March 20, 2000. The agreement provided for a minimum base salary of $400,000 which may be increased at the discretion of the Compensation Committee of the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Smith to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the Agreement as a change in control) or if Mr. Smith's employment is terminated following a change in control due to a breach of this Agreement then he shall receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2,
(iii) maintenance of all benefit plans and programs for Mr. Smith for the number of 2 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a three-year employment agreement with Ronald R. Maudsley effective March 20, 2000. The agreement provided for a minimum base salary of $400,000 which may be increased at the discretion of the Compensation Committee of the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Maudsley to terminate this

Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the Agreement as a change in control) or if Mr. Maudsley's employment is terminated following a change in control due to a breach of this Agreement then he shall receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, (iii) maintenance of all benefit plans and programs for Mr. Maudsley for the number of 2 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a three-year employment agreement with Alan L. Stinson effective March 20, 2000. The agreement provided for a minimum base salary of $350,000 which may be increased at the discretion of the Compensation Committee of the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Stinson to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the Agreement as a change in control) or if Mr. Stinson's employment is terminated following a change in control due to a breach of this Agreement then he shall receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2,
(iii) maintenance of all benefit plans and programs for Mr. Stinson for the number of 2 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a two-year employment agreement with Peter T. Sadowski effective March 20, 2000. The agreement provided for a minimum base salary of $300,000 which may be increased at the discretion of the Compensation Committee of the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Sadowski to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the Agreement as a change in control) or if Mr. Sadowski's employment is terminated following a change in control due to a breach of this Agreement then he shall receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 1,
(iii) maintenance of all benefit plans and programs for Mr. Sadowski for the number of 1 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a two-year employment agreement with Michael Murphy effective March 20, 2000. The agreement provided for a minimum base salary of $300,000 which may be increased at the discretion of the Compensation Committee of the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Murphy to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the Agreement as a change in control) or if Mr. Murphy's employment is terminated following a change in control due to a breach of this agreement then he shall receive (i) his minimum annual base salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 1,
(iii) maintenance of all benefit plans and programs for Mr. Murphy for the number of 1 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a one-year employment agreement with Ed Dewey effective March 20, 2000. The agreement provided for a minimum base salary of $180,000 which may be increased at the discretion of the Compensation Committee of the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Dewey to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the Agreement as a change in control) or if Mr. Dewey's employment is terminated following a change in control due to a breach of this Agreement then he shall receive (i) $150,000 on or before the fifth day following termination.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $30,000 and $2,500 per Board of Directors meeting attended, plus reimbursement of reasonable expenses. There is an annual Committee Fee of $5,000 and $1,500 for Committee Meetings attended. The Committee Chairman receives an annual fee of $7,500. Directors who are employees of the Company do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, for Board meeting attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, Messrs. Thompson, Talbot and Lane served as members of the Compensation Committee. The Compensation Committee is currently composed of four independent directors. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, and there are no interlocking directorships.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

To the Board of Directors:

GENERAL

     The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent compensation data for use in assessing levels of compensation for officers of the Company.

COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national title insurance companies and other middle-market corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include title companies and other corporations equal to or larger than the Company. Most of the title companies surveyed are included in the Peer Group Index utilized in the "Performance Graph" set forth below.

     Therefore, the Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company's performance, the measures used for determining appropriate levels of compensation for executive officers include the Company's national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, profit retention and profitability, all of which combine to enhance stockholder value.

BASE SALARY

     The Committee considers Company management proposals concerning salary for key employees including Mr. Foley, Mr. Stone, Mr. Willey, Mr. Puzder, Mr. Stinson, Mr. Sadowski, Mr. Maudsley, Mr. Smith, and Mr. Dewey, among others. The Compensation Committee then makes recommendations to the entire Board of Directors for their approval.

     In determining base salaries for executives for 1999, the Compensation Committee considered the Company's earnings, outside surveys of salary levels of other title insurance companies and other similar corporations, individual performance and achievement, areas of responsibility, position tenure and internal comparability.

ANNUAL CASH BONUSES

     Executive officers of the Company are eligible for annual bonuses which may be paid in the form of cash or as deferred compensation. Given the Company's performance in 1999, the Compensation Committee approved 1999 bonuses for the executives which were paid in 2000.

STOCK OPTION GRANTS

     As indicated above, an important element of the Company's compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company's stockholders. In order to meet this desire, the Board of Directors adopted a performance-based stock option plan in 1991 for executive officers, key employees and branch managers of the Company that allows participants to defer a portion of their bonus income in order to reduce their option exercise price. Additionally, the Company's Board of Directors and stockholders had previously approved the adoption of the Company's 1987 Stock Option Plan, pursuant to which the Company may grant stock options to certain key employees and non-employee directors or officers, and in 1994 the Board of Directors and stockholders approved the 1993 Stock Plan pursuant to which the Company could grant stock options to certain key employees and nonemployee directors and officers. In 1998 the Board of Directors and stockholders approved the 1998 Stock Option Plan to replace the 1987 Stock Option Plan, which expired December 1997. The purpose of all the stock option plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. Consistent with these objectives, the Compensation Committee granted options in 2000 for their performance in 1999 to executive officers as follows: (i) under the 1998 Stock Option Plan as follows: Mr. Foley, options to purchase 150,000 shares; Mr. Stone, options to purchase 75,000 shares; Mr. Quirk, options to purchase 30,000 shares; Mr. Maudsley , options to purchase 30,000 shares; and Mr. Smith, options to purchase 30,000 shares. Certain officers have elected to defer a portion of their bonus in stock options under the 1991 Stock Option Plan as follows: Mr. Foley, options to purchase 19,647 shares; Mr. Stone, options to purchase 3,929 shares; Mr. Quirk, options to purchase 9,859 shares; Mr. Maudsley, options to purchase 35,492 shares; and Mr. Smith options to purchase 23,661 shares.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company's policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company's overall compensation philosophy. Accordingly, the Company has and will continue to authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

April 11, 2000

                                          Compensation Committee

                                          Daniel D. (Ron) Lane
                                          J. Thomas Talbot
                                          Cary H. Thompson

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder return on the Company's common stock against the cumulative total return on the S & P 500 Index and against the cumulative total return of a peer group index comprised of certain companies for the industry in which the Company competes (SIC code
6361 -- Title Insurance) for the five-year period ending December 31, 1999. This peer group consists of the following companies: Capital Guarantee Group, Chicago Title Corporation, First American Financial Corporation, LandAmerica Financial Group, Inc. and Stewart Information Services Corp. The peer group comparison has been weighted based on the Company's stock market capitalization. The graph assumes an initial investment of $100.00 on January 1, 1995, with dividends reinvested over the periods indicated.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                              [PERFORMANCE GRAPH]

                                             FIDELITY NATIONAL FINANCIAL,
                                                         INC.                     S&P 500 INDEX                PEER GROUP
                                             ----------------------------         -------------                ----------
Dec 94                                                  100.00                       100.00                      100.00
Dec 95                                                  175.13                       137.58                      160.64
Dec 96                                                  175.25                       169.17                      206.97
Dec 97                                                  403.80                       225.60                      352.86
Dec 98                                                  438.96                       290.08                      683.98
Dec 99                                                  211.46                       351.12                      389.60

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of five formal meetings during the year ended December 31, 1999. All directors attended 100% of all meetings of the Board of Directors with the exception of Mr. Koll, who attended 60% of the meetings.

     The Board presently has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee. The Nominating Committee was created in March of 2000. The Audit Committee, which consisted of Messrs. Lane, Talbot, and Thompson in 1999, met two times during 1999. The Audit Committee meets independently with internal audit staff, representatives of the Company's independent auditors and representatives of senior management. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee will be responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee will be responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee currently consists of Messrs. Lane, Talbot and Thompson. The Compensation Committee, either alone or in conjunction with other Board committees, reviews and reports to the

Board the salary, fee and benefit programs designed for senior management, officers and directors with a view to ensure that the Company is attracting and retaining highly-qualified individuals through competitive salary, fee and benefit programs and encouraging continued extraordinary effort through incentive rewards. The Compensation Committee did not meet during 1999.

     The Company also has an Executive Committee consisting of Messrs. Foley, Willey and Talbot. The Executive Committee may invoke all of the power and authority of the Board of Directors in the management of the business and the affairs of the Company, except those powers which, by law, cannot be delegated by the Board of Directors. The Executive Committee did not meet during 1999.

     The Nominating Committee currently consists of Messrs. Lane, Koll and Lyon. The Committee did not exist in 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company previously made investments in real property for investment or operating purposes, most of which, as described below, were in partnerships which included one or more officers of the Company. All such transactions were approved by a majority of the non-interested directors of the Company. The Company believes these transactions were for terms and at rates no less favorable to the Company than those which could have been obtained from unrelated parties.

     Manchester Development Corporation has interests in, or acts as property manager for, certain real estate partnerships in which one or more officers of the Company have an interest. Certain officers of the Company have made contributions to these partnerships in exchange for partnership interests that cannot be valued until the dissolution of each individual partnership.

INVESTMENTS IN PARTNERSHIPS

     Wilmac III Limited Partnership ("Wilmac III") was formed in 1987 to acquire for investment unimproved real property in Maricopa County, Arizona. In December 1987, Manchester acquired a 24% limited partnership interest in Wilmac III, 30% of the limited partnership units. Mr. Willey has a 8.2% combined general and limited partnership interest. The partnership agreement requires all the limited partners to make pro rata capital contributions to service the debt on the property. Manchester has invested $696,000 in the partnership. Manchester's interest was assigned to the Company in June 1993. It is not anticipated that additional capital contributions will be required of the Company.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Board of Directors adopted an Employee and a Director Stock Purchase Loan Program. The Employee Plan authorized an aggregate amount of $7,900,000 be authorized to make loans to key employees to purchase shares of the Company's Common Stock through open market purchases or in privately negotiated transactions. The Director Plan authorized an aggregate amount of $750,000 to make loans to outside directors to purchase shares of the Company's Common Stock through open market purchases or in privately negotiated transactions. The loans are at an interest rate of 5% for a term of five years immediately callable in the event of termination of employment or resignations a director, as the case may be.

     At December 31, 1999, the following named executives who participated in the Employee Plan had the following outstanding balances: William P. Foley, II -- $3,000,000; Alan L. Stinson -- $200,000; Frank P. Willey -- $350,000;
Patrick F. Stone -- $500,000; Andrew F. Puzder -- $250,000; Randall Quirk -- $300,889; Peter Sadowski -- $50,000; Ronald R. Maudsley -- $350,000; and Ernest
D. Smith -- $350,000.

     At December 31, 1999, the following directors who participated in the Director Plan had the following outstanding balances: William A.
Imparato -- $150,000; Donald M. Koll -- $150,000; Ronald Lane -- $150,000;
General William Lyon -- $150,000; and J. Thomas Talbot -- $150,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Exchange Act require the Company's officers and directors, and persons who own more than 10% of the issued and outstanding shares of the Company's common stock, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year end, and any written representations provided to it, the Company is advised that all filings were timely and correctly made.

                              INDEPENDENT AUDITORS

     KPMG LLP is the Company's auditor of record and has audited the Company's financial statements annually from 1988 through December 31, 1999. The Audit Committee of the Board of Directors has not made a recommendation with respect to retention of auditors by the Company for year ending December 31, 2000. Representatives of KPMG LLP are expected to be present at the Meeting, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to Fidelity National Financial, Inc., 17911 Von Karman Avenue, Suite 300, California 92614,
Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          By Order of the Board of Directors

                                          /s/ M'LISS JONES KANE
                                          M'Liss Jones Kane
                                          Corporate Secretary

Dated: May 8, 2000

                                  APPENDIX "A"

                       FIDELITY NATIONAL FINANCIAL, INC.

                           1998 STOCK INCENTIVE PLAN
     (as amended by resolution of the Board of Directors on March 17, 2000 subject to the approval of the stockholders)

     This 1998 STOCK INCENTIVE PLAN (the "Plan") is hereby established by FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), and adopted by its Board of Directors as of the 31st day of March, 1998 (the "Effective Date").

                                   ARTICLE 1.

                              PURPOSES OF THE PLAN

     1.1 Purposes. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2.

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 Administrator. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2 Affiliated Company. "Affiliated Company" means any subsidiary of the Company, any business venture which the Company has a significant interest, as determined at the discretion of the Administrator. However, for purposes of eligibility to receive Incentive Options, "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3  Board. "Board" means the Board of Directors of the Company.

     2.4 Change in Control. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;
(ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

     2.5 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.6 Committee. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

     2.7 Common Stock. "Common Stock" means the Common Stock, $.0001 par value of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.8 Disability. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.9 Effective Date. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

     2.10 Exercise Price. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.11 Fair Market Value. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

          (a) If the Common Stock is then listed or admitted to trading on a national stock exchange or a NASDAQ market system which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the principal stock exchange or NASDAQ market system on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such exchange or NASDAQ market system on the next preceding day for which a closing sale price is reported.

          (b) If the Common Stock is not then listed or admitted to trading on a national stock exchange or NASDAQ market system which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

          (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.12 Incentive Option. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     2.13 Incentive Option Agreement. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

     2.14 NASD Dealer. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.15 Nonqualified Option. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.16 Nonqualified Option Agreement. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

     2.17 Offeree. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

     2.18 Option. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

     2.19 Option Agreement. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.20  Optionee. "Optionee" means a Participant who holds an Option.

     2.21 Participant. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

     2.22 Purchase Price. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

     2.23 Restricted Stock. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.24 Right to Purchase. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

     2.25 Service Provider. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

     2.26 Stock Purchase Agreement. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

     2.27 10% Shareholder. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3.

                                  ELIGIBILITY

     3.1 Incentive Options. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2 Nonqualified Options and Rights to Purchase. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

     3.3 Limitation on Shares. In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 300,000 shares. In no event shall the aggregate number of shares subject to Incentive Options exceed 4,900,000.

                                   ARTICLE 4.

                                  PLAN SHARES

     4.1 Shares Subject to the Plan. A total of 3,300,000 shares of Common Stock, plus, on the date of each annual meeting of the stockholders an additional 200,000 shares of Common Stock, may be issued under the Plan subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

     4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                   ARTICLE 5.

                                    OPTIONS

     5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, and (b) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

     5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (I) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6 Annual Limit on Incentive Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

     5.7 Nontransferability of Options. Except as otherwise provided by the Administrator, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

     5.8 Rights as Shareholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                   ARTICLE 6.

                               RIGHTS TO PURCHASE

     6.1 Nature of Right to Purchase. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

     6.2 Acceptance of Right to Purchase. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

     6.3 Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check;
(c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     6.4  Rights as a Shareholder. Upon complying with the provisions of Section
6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

     6.5 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and
(ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

     6.6 Vesting of Restricted Stock. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

     6.7 Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

     6.8 Nonassignability of Rights. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

                                   ARTICLE 7.

                           ADMINISTRATION OF THE PLAN

     7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;
(e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8.

                               CHANGE IN CONTROL

     8.1 Change in Control. In order to preserve a Participant's rights in the event of a Change in Control of the Company, (i) the time period relating to the exercise or realization of all outstanding Options, Rights to Purchase and Restricted Stock shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) with respect to Options and Rights to Purchase, the Administrator in its discretion may, at any time an Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase had the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option or the Purchase Price under such Right to Purchase, (B) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control, unless the Common Stock remains listed or admitted to trading on a national stock exchange or a NASDAQ market system. The Administrator shall cause written notice of the proposed Change in Control transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                   ARTICLE 9.

                     AMENDMENT AND TERMINATION OF THE PLAN

     9.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                  ARTICLE 10.

                                TAX WITHHOLDING

     10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by
(a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                  ARTICLE 11.

                                 MISCELLANEOUS

     11.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     11.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

     11.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

                                   APPENDIX B

                       FIDELITY NATIONAL FINANCIAL, INC.
                             1991 STOCK OPTION PLAN

     1. Purpose. The purpose of the Fidelity National Financial, Inc. 1991 Stock Option Plan (the "Plan") is to encourage outstanding individuals to accept or continue employment with Fidelity National Financial, Inc. (the "Company") and its subsidiaries and to furnish maximum incentive to such employees to improve operations and increase profits by providing such employees opportunities to acquire shares of the Company's common stock ("Common Stock") on the terms herein provided.

     2. Administration. The plan will be administered by a committee of the Board of Directors of the Company consisting of not less than three non-employee directors as the Board may designate from time to time, all of whom qualify as disinterested persons within the meaning of SEC Regulation sec. 240.16b-3(c)(2)(I). Subject to the provisions of the Plan and such other policies with respect thereto as may be established from time to time by the Board, the Committee shall determine the individuals to whom options are to be granted hereunder and the terms and conditions of such options. The Committee shall also interpret the Plan, prescribe, amend, and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Plan, all in accordance with the terms of the Plan and the best interests of the Company and its stockholders. A majority of members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

     3. Participants. Options may be granted to officers and key employees of the Company or any or all of its present or future subsidiaries, such key employees being those employees to substantially contribute to the success of the Company and its subsidiaries. A director of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary shall not be eligible to receive an option hereunder.

     4. Shares Reserved Under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 5,456,000 shares of Common Stock, which may be newly issued or treasury shares. Any shares subject to a stock option may thereafter be subject to a new option under this Plan if there is a lapse, expiration, or termination of any such option prior to the issuance of shares thereunder.

     5. Option Terms. The options granted hereunder will constitute nonqualified stock options and will be subject to the following terms and conditions:

          (a) Option Period. Options granted under the Plan shall be exercisable in such installments and for such periods as may be fixed by the Committee at the time of grant, but in no event shall any stock option extend for a period of excess of twelve years from the date of grant.

          (b) Option Price. Options granted hereunder shall have such per-share option price as the Stock Option Committee may determine at the date of grant. Such option price may be substantially less than the fair market value of the Common Stock at the date of grant to reflect the application of the optionee's deferred bonus. The Committee, in its discretion, may also provide reductions in the option price during the option term to reflect decreases in the fair market value of the stock and to encourage holding of options by participants.

          (c) Nontransferability. Each option granted under the Plan shall not be transferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee. In the event of the death of an optionee during employment or within three months after termination of employment, any option granted to the optionee shall be exercisable only within one year after the date of death (but not beyond the original exercise period for such option) and then only by the executor or administrator of the estate of the deceased optionee or the person or persons to whom the deceased optionee's rights under the option shall pass by will or the laws of descent and distribution and only to the extent that the deceased optionee was entitled to exercise at the date of death.

          (d) Termination of Employment. In the event that the employment of an optionee shall be terminated other than by death, any outstanding options shall be exercisable for a period of three months after the date of termination but only within the original exercise period of such option. Options shall not be affected by any change of employment so long as the optionee continues to be an employee of the Company or a subsidiary. Nothing in the Plan or in any option granted hereunder shall confer on any employee any right to continue in the employ of the Company or any subsidiary or to interfere with the right of the Company or any such subsidiary to terminate employment at any time.

          (e) Exercise. Exercise of any option hereunder shall be accompanied by payment in cash of the exercise price and any taxes required to be withheld in connection with exercise. The purchase price any required taxes may also be paid by the delivery of shares of Common Stock then owned by the participant valued by the Company on the date of delivery. The Committee may also allow an optionee to elect to pay all or a portion of any required taxes by having the Company withhold shares of Common Stock having a fair market value equal to the amount of taxes required to be withheld.

     6. Future Adjustment Provisions.

          (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company by stock dividend, stock split, or similar transaction, the total number of shares covered by the outstanding option shall be adjusted so that the aggregate consideration payable to the Company and the value of the option shall not be changed.

          (b) In the case of any merger, consolidation or combination of the Company with or into another corporation other than a merger, consolidation, or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash, or other property, or any combination thereof (an "Acquisition"), any optionee shall have the right (subject to the provisions of the Plan and any limitations applicable to the option) thereafter and during the term of the option to receive upon exercise thereof the acquisition consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the option or portion thereof, as the case may be, immediately prior to such Acquisition.

     7. Other Provisions. Any options granted under the Plan may also be subject to such other provisions as the Committee determines appropriate, including provisions to comply with federal and state securities laws, and understandings, or conditions as to the optionee's employment in addition to those specifically provided under the Plan.

     8. Duration, Amendment, and Termination. No option shall be granted more than ten years after the adoption of this Plan; provided, however, that the terms and conditions applicable to any option granted within such period may thereafter be amended or modified by mutual agreement between the Company and the optionee of such other persons as may then have an interest therein. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall adversely affect any outstanding option without the optionee's consent.

     9. Stockholder Approval. This Plan was adopted by the Board of Directors on March 19, 1991, and was subsequently approved by the Stockholders on July 15, 1992. Amendments to the Plan were approved by the Board of Directors in March 1993, April, 1994, and March, 1998 and were approved by the Stockholders on June 15, 1993, June 14, 1994 and June 17, 1998.

                                     PROXY

                       FIDELITY NATIONAL FINANCIAL, INC.
               17911 VON KARMAN AVENUE, IRVINE, CALIFORNIA 92614

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William P. Foley, II and Frank P. Willey as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Fidelity National Financial, Inc. held of record by the undersigned on May 3, 2000 at the Annual Meeting of Stockholders to be held on June 12, 2000, or any adjournment thereof.

1. ELECTION OF          [ ] FOR the nominees listed below (except   [ ] WITHHOLD AUTHORITY to vote for the
   DIRECTORS:               as marked to the contrary below)            nominees listed below

(INSTRUCTION: to withhold authority to vote for an individual nominee, strike a line through the nominee's name below)

  John F. Farrell, Jr., Philip G. Heasley, Daniel D. (Ron) Lane and J. Thomas
                                     Talbot

2. To consider and vote upon a proposal to approve an amendment to increase shares available under Fidelity National Financial, Inc.'s 1998 Stock Incentive Plan;

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3. To consider and vote upon a proposal to approve an amendment to increase the shares available under Fidelity National Financial, Inc.'s 1991 Stock Option Plan; and

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting thereof.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY NOMINEES AND FOR ALL PROPOSALS.

                                                  DATED:
                                                  ------------------------------

                                                ------------------------------ ,
                                                  2000
                                                           (Signature)

                                                  ------------------------------
                                                           (Signature)

                                                     Please sign exaction as
                                                  name(s) appear below. When
                                                  shares are held by more than
                                                  one owner, all should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee, or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.